                                                                     EXHIBIT 5.1


                                  July 18, 2000


ALTERA CORPORATION
101 Innovation Drive
San Jose, CA 95134

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Altera Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about July 18, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,960,000 shares of your Common Stock (the "Shares") of which (1) 10,000 shares ("Grant Shares") may be issued pursuant to a stock purchase right granted to Robert Mahoney on May 1, 2000, under a Restricted Stock Purchase Agreement dated July 18, 2000 (the "Stock Purchase Agreement");
(2) 6,500,000 shares (the "1996 Plan Shares") may be issued under the Company's 1996 Stock Option Plan; and (3) 450,000 shares (the "1987 Plan Shares") may be issued under the Company's 1987 Employee Stock Purchase Plan (the 1996 Stock Option Plan and the 1987 Employee Stock Purchase Plan are collectively referred to herein as the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance of the Shares pursuant to the Grant and the Plans.

     Upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance of the Shares it is our opinion that:

     (1) The Grant Shares, when issued and outstanding pursuant to the terms of the Stock Purchase Agreement, will be legally and validly issued, fully paid and nonassessable; and

     (2) The 1996 Plan Shares and the 1987 Plan Shares, when issued and outstanding pursuant to the terms of the respective Plans and the agreements which accompany each grant under the Plans, will be legally and validly issued, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,


                                        /s/ MORRISON & FOERSTER LLP